Exhibit 99.1

Cingulate Completes Financing Transaction for Net Proceeds of $5,000,000

Cash Runway Extended Beyond Planned NDA Submission of CTx-1301

KANSAS CITY, Kan., December 23, 2024 — Cingulate Inc. (NASDAQ: CING), a biopharmaceutical company utilizing its proprietary Precision Timed Release™ (PTR™) drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, has completed a financing transaction with an accredited investor which provided net proceeds to CING of $5 million. The transaction was structured as a non-convertible, unsecured promissory note in the principal amount of $5,480,000. The promissory note accumulates interest at a rate of 9% per annum and matures 18 months after its issuance date.

CING intends to use the net proceeds for working capital and other general corporate purposes. Based on planned expenditures, this additional capital provides CING the cash runway to fund clinical, manufacturing, and regulatory activities, as well as operating costs, into the fourth quarter of 2025. Filing of the NDA for potential FDA approval of CTx-1301 is targeted for mid-2025.

The offer and sale of the promissory note is being made by Cingulate Inc. in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, and such securities have not been registered under the Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Cingulate Inc.

Cingulate Inc. (Nasdaq: CING), is a biopharmaceutical company utilizing its proprietary PTR drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, designed to improve the lives of patients suffering from frequently diagnosed conditions characterized by burdensome daily dosing regimens and suboptimal treatment outcomes. With an initial focus on the treatment of ADHD, Cingulate is identifying and evaluating additional therapeutic areas where PTR technology may be employed to develop future product candidates, including to treat anxiety disorders. Cingulate is headquartered in Kansas City.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements with respect to our plans, assumptions, expectations, beliefs and objectives with respect to product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities and other statements that are predictive in nature. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “continue,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on April 1, 2024 and our other filings with the SEC. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Investor & Public Relations:

Thomas Dalton
Vice President, Investor & Public Relations, Cingulate
tdalton@cingulate.com
(913) 942-2301

Matt Kreps
Darrow Associates
mkreps@darrowir.com
(214) 597-8200